Exhibit 99.1

SVB Financial Group Announces Pricing of Offering

SANTA CLARA – May 13, 2014 – SVB Financial Group (Nasdaq: SIVB), the parent company of Silicon Valley Bank and premier financial partner to innovative companies of all sizes and their investors worldwide, today announced the pricing of its underwritten registered public offering of 3,900,000 shares of its common stock at a price to the public of $101.00 per share. SVB Financial Group also granted the underwriters a 30-day option to purchase up to an additional 585,000 shares of its common stock to cover over-allotments. Closing of the offering is expected to occur on May 19, 2014, subject to customary closing conditions.

SVB Financial Group intends to use the net proceeds from the offering for general corporate purposes to support SVB Financial Group’s plans to grow its business and operations. General corporate purposes may include working capital, capital expenditures and continued lending to clients through Silicon Valley Bank.

J.P. Morgan and BofA Merrill Lynch are acting as joint book-running managers for the offering. Keefe, Bruyette & Woods A Stifel Company, RBC Capital Markets, and Sandler O’Neill + Partners, L.P. are acting as co-managers.

An effective registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission on May 12, 2014. The offering is being made only by means of the registration statement, including a preliminary prospectus and final prospectus, copies of which may be obtained, when available, from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone 1-866 803-9204; or BofA Merrill Lynch, Attn: Prospectus Department, 222 Broadway, New York, NY 10038, email dg.prospectus_requests@baml.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About SVB Financial Group

For over three decades, SVB Financial Group and its subsidiaries, including Silicon Valley Bank, have been dedicated to helping entrepreneurs succeed. SVB Financial Group is a financial holding company that serves companies in the technology, life science, venture capital, private equity and premium wine industries. Offering diversified financial services through Silicon Valley Bank, SVB Analytics, SVB Capital, and SVB Private Bank, SVB Financial Group provides clients with commercial, international and private banking services. The company also offers funds management, broker-dealer transactions and asset management, as well as the added value of its knowledge and networks worldwide. Headquartered in Santa Clara, California, SVB Financial Group (Nasdaq: SIVB) operates through 28 offices in the U.S. and international operations in China, Hong Kong, India, Israel and the United Kingdom.

Banking services are provided by Silicon Valley Bank, a member of the FDIC and the Federal Reserve System. SVB Private Bank is a division of Silicon Valley Bank. SVB Financial Group is also a member of the Federal Reserve System.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include our statements regarding the closing of our offering of common stock and our intended use for the proceeds of the offering. These forward-looking statements are subject to risks and uncertainties, including: demand for our stock may change the price at which we sell our common stock and/or the aggregate offering price of the shares we sell, if any; and other risk factors contained in the registration statement on Form S-3 filed with the Securities and Exchange Commission on May 12, 2014.

SOURCE SVB Financial Group

For more information, please contact:

Investor Contact Information:

Meghan O’Leary

SVB Financial Group

(408) 654-6364

moleary@svb.com